EXHIBIT 4.02 - FORM OF SUBSCRIPTION AGREEMENT - VARIOUS PLACEES

THE COMMON SHARES SUBSCRIBED FOR HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY UNITED STATES STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE UNITED STATES STATE SECURITIES LAWS.

                         SUBSCRIPTION FOR COMMON SHARES
                         ------------------------------

TO:      Archangel Diamond Corporation             Subscription Agreement #_____
         #1440 - 717 Seventeenth Street
         Denver, Colorado U.S.A                                 Date: __________
         80202
         Attention:  Gary Davis, Chief Financial Officer
         -----------------------------------------------

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably tenders this offer which, upon acceptance in its sole discretion by Archangel Diamond Corporation (the "Company"), shall constitute a subscription agreement on the part of the Subscriber to subscribe, purchase and pay for, and on the part of the Company, to issue and sell to the Subscriber, such number of Common shares of the Company (the "Common Shares") for such aggregate subscription amount as set out below, at a price of $0.10 per Common Shares, all on the terms and subject to the conditions set forth in the "Terms and Conditions of Subscription for Common Shares" attached hereto, which forms a part hereof (collectively, the "Subscription Agreement").


_______________________________________________________
Name of Subscriber (please print)


By:____________________________________________________
    Signature of Subscriber or authorised signatory


_______________________________________________________
Official Capacity or Title (if applicable, please print)



_______________________________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)



_______________________________________________________
Subscriber's Address

_______________________________________________________


_______________________________________________________

(    )
_______________________________________________________
Telephone Number



 Number of Common Shares: _____________________________
                         (to be completed by Subscriber)

 Subscription Amount: $________________________________

                         (to be completed by Subscriber)


 Social Insurance No. or Federal Corporate/Business
 Account No.: _________________________________________



If the Subscriber is signing as agent for a principal and is not a trust company or, in British Columbia or Alberta, a portfolio manager, in either case, purchasing as trustee or agent for accounts fully managed by it, complete the following:


_______________________________________________________
Name of Principal (please print)


_______________________________________________________
Principal's Address



         SPECIAL REGISTRATION INSTRUCTIONS SPECIAL DELIVERY INSTRUCTIONS
         ---------------------------------------------------------------

To be completed ONLY if the certificates for the Common To be completed ONLY if the certificates for the Common Shares are to be issued in the name of someone other than Shares are to be sent to someone other than the the persons(s) indicated above under "Name of Subscriber)". Subscriber or to the Subscriber at an address other than o Register certificates as follows: that appearing above.

[ ] Mail certificates as follows:
    -----------------------------

_______________________________________________________
Name

_______________________________________________________
Address


(          )

_______________________________________________________
Telephone


[ ] Hold certificates for pick-up at the offices of the Company.


                                Please complete required disclosure on next page

--------------------------------------------------------------------------------
                              SUBSCRIBER DISCLOSURE

    (Subscribers should ensure that all blanks herein are completed prior to delivery to the Company)

(1)  Ownership of Voting Stock. The Subscriber (select one):
     [ ] owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Company or securities convertible into common shares in the capital stock of the Company; or
     [ ] owns directly or indirectly, or exercises control or direction over, _______________ common shares in the capital stock of the Company and convertible securities entitling the Subscriber to acquire an additional _______________ common shares in the capital stock of the Company.
(2)  Insider Status.  The Subscriber (select one):
     --------------
     Note: For the purposes of this paragraph the term "Insider" means: (a) a director or senior officer of the Company; (b) a director or senior officer of a company that is itself an insider or subsidiary of the Company; (c) a person that beneficially owns or controls, directly or indirectly voting shares of the Company carrying more than 10% of the voting rights attached to all the Company's outstanding voting shares, or (d) the Company itself if it holds any of its own securities of its own .
     [ ] is an Insider of the Company as defined in the policies of the Exchange; or
     [ ] is not an Insider of the Company as defined in the policies of the Exchange.

(3)  Pro Group Status.  The Subscriber (select one):
     ----------------
     Note: For the purposes of this paragraph the term "Pro Group" includes, either individually or as a group, (a) the member (i.e. a member of the TSX Venture Exchange under the Exchange requirements); (b) employees of the member; (c) partners, officers and directors of the member; (d) affiliates of the member; and (e) associates of any parties referred to in subparagraphs (a) through (d). The Exchange may, in its discretion, include a person or party in the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is not acting at arm's length of the member and may, in its discretion, exclude a person from the Pro Group for the purposes of a particular calculation where the Exchange determines that the person is acting at arm's length of the member. The member may deem a person who would otherwise be included in the Pro Group to be excluded from the Pro Group where the member determines that: (a) the person is an affiliate or associate of the member acting at arm's length of the member; (b) the associate or affiliate has a separate corporate and reporting structure; (c) there are sufficient controls on information flowing between the member and the associate or affiliate; and
     (d) the member maintains a list of such excluded persons.
     [ ] is a member of the Pro Group as defined in the policies of the Exchange; or
     [ ] is not a member of the Pro Group as defined in the policies of the Exchange.

(4)  Control Person Status.  The Subscriber (select one):
     ---------------------
     Note: For the purposes of this  paragraph the term "control  person" means:
     (a) a person who holds a sufficient number of voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company; (b) each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Company to affect materially the control of the Company or a person or combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, holding more than 20% of the voting rights attached to all outstanding voting securities of the Company.
     [ ] is a "control person" of the Company as defined in the B.C. Securities Act, or shall become a control person by virtue of this purchase of the Common Shares; or
     [ ] is not a "control person" of the Company as defined in the B.C. Securities Act, shall not become a control person by virtue of this purchase of the Common Shares and does not intend to act in concert with any other person to form a control group.

(5)  Non-Individual  Subscribers.  If the Subscriber or any principal thereof is
     ---------------------------
     not an individual, the Subscriber or such principal has (select one):
     [ ] previously filed with the TSX Venture Exchange Inc. (the "Exchange") a Form 4D or Form 4D1, Corporate Placee Registration Form in the form accompanying this Subscription Agreement, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date of this Subscription Agreement; or
     [ ] delivered a completed Form 4D1, Corporate Placee Registration Form in the form accompanying this Subscription Agreement to the Company for filing with the Exchange with this Subscription Agreement.

--------------------------------------------------------------------------------

ACCEPTANCE: The Company hereby accepts the above subscription as of the ___ day of December, 2002.

Archangel Diamond Corporation

By:________________________________________

Title______________________________________

           THE FOLLOWING ARE THE TERMS AND CONDITIONS OF SUBSCRIPTION
              FOR COMMON SHARES REFERRED TO ON THE FACE PAGE HERETO

1.       Subscription Procedure.

1.1. The Subscriber shall deliver a certified cheque or bank draft payable to Archangel Diamond Corporation, by no later than 10:00 a.m. (Denver time) on or before [*date] to the address of the Company set forth on the first page of this Subscription Agreement in an amount equal to the Subscription Amount, together with:
(a) two duly completed and originally executed copies of this Subscription Agreement;
(b) if the Subscriber is an U.S. Person and an individual, a duly completed Investor Questionnaire in the form accompanying this Subscription Agreement; and
(c) if the Subscriber is not an individual, and has not previously filed such a form with the Exchange, a Form 4C Corporate Placee Registration Form in the form accompanying this Subscription Agreement;

and such other documents as the Company may reasonably require to be delivered in connection with this Subscription Agreement.

1.2. Completion of the transactions contemplated hereby (the "Closing") shall occur at the offices of the Company at the address of the Company set forth on the first page of this Subscription Agreement at 10:00 a.m. (Denver time) on [*date], or such other date as the Subscriber and the Company may agree upon (the "Time of Closing"). The Subscriber's Subscription Amount and any other documents delivered in connection herewith will be held by the Company in escrow until Closing.

1.3. At the Closing, the Company is hereby irrevocably authorized and directed to release this subscription, and any other documents delivered in connection herewith, and pay to the Company, in accordance with the terms of this Subscription Agreement, an amount equal to the Subscription Amount. The Company shall then issue and sell the Common Shares to the Subscriber and cause a definitive certificate representing the Common Shares to be issued and registered, and to be delivered to the Subscriber, in accordance with the registration and delivery instructions set forth on the first page of this Subscription Agreement.

1.4. If this subscription is not accepted by the Company or the Closing has not occurred by [*date], this subscription and any other documents delivered in connection herewith shall be returned to the Subscriber in accordance with the delivery instructions set forth on the first page of this Subscription Agreement together with the Subscription Amount without interest or deduction.

1.5. Unless designated to be picked-up by the Subscriber, all certificates representing the Common Shares shall be delivered by courier or registered mail at the option of the Company in accordance with the registration and delivery instructions set forth on the first page of this Subscription Agreement. The Subscriber acknowledges that it accepts the risks of such delivery and waives any claim against the Company and its directors, officers, employees and agents for theft or loss.

2. Representations and Warranties of the Subscriber. The Subscriber represents and warrants to the Company (which representations and warranties shall survive the closing of the transactions contemplated by this Subscription Agreement and continue indefinitely) as follows:

Note: For the purposes of this Section 2 the term "individual" means a natural person, but does not include a partnership, unincorporated organization or trust, or a natural person in his capacity as a trustee, executor, administrator or person or other legal representative.

(a) Residence. The Subscriber is resident in the province or jurisdiction set forth in the Subscription Agreement as the "Subscriber's Address" below its signature as set forth on the first page hereof and if the Subscriber is acting as agent for a disclosed principal/beneficial purchaser, such disclosed principal/beneficial purchaser is resident in the jurisdiction set forth in the Subscription Agreement as the "Principal's Address" of the principal/beneficial purchaser and the purchase by and sale to it of the Common Shares and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether to it or to any beneficial purchaser for whom it may be acting) has occurred only in such jurisdiction. If other than an individual, the Subscriber has not been organized for the purpose of acquiring the Common Shares.

(b) Canadian Accredited Investor. If the Subscriber is a resident of Canada, the Subscriber is purchasing the Common Shares as principal for its own account not for the benefit of any other person and not with a present view or intention to the re-sale or distribution of such Securities, and the Subscriber is an "accredited investor" as defined in Multilateral Instrument 45-103 of the Canadian Securities Administrators (the "Multilateral Instrument"). Specifically, the Subscriber satisfies one or more of the categories included in the definition "accredited investor" as set out in subsection 1.1 of the Multilateral Instrument which is set out as Schedule "A" hereto.

(c) United States Accredited Investor. If the Subscriber is a U.S. person (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended), the offer to subscribe for the Common Shares was made to the Subscriber when it was in the United States or at the time the Subscriber entered into this Subscription Agreement the Subscriber was within the United States, the Subscriber is purchasing the Shares as principal for its own account not for the benefit of any other person and not with a present view or intention to the re-sale or distribution of such Securities, and the Subscriber is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

(d) International Securities Laws. If the Subscriber is resident of a jurisdiction ("International Jurisdiction") other than Canada or the United States then: (i) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this subscription, if there are any; (ii) the Subscriber is purchasing the Common Shares pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Common Shares under the applicable securities laws of the International
     Jurisdiction without the need to rely on such exemptions; (iii) the applicable securities laws of the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction; and (iv) the purchase of the Common Shares by the Subscriber does not trigger under the laws of the International Jurisdiction any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase; the Subscriber shall, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which shall confirm the matters referred to in paragraph (d) to the satisfaction of the Company, acting reasonably.

(e) Offering Memorandum. The Subscriber was not provided an offering memorandum in connection with the offering of the Common Shares.

(f) Disclosure. The Subscriber reasonably believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Shares and that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Shares and the business, properties, prospects and financial condition of the Company. No documents have been furnished to the Subscriber in connection with the offering of the Common Shares except for this Subscription Agreement.

(g) No Representations. The Subscriber's decision to tender this offer and purchase the Common Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company except as set out in this Subscription Agreement. No person has made to the Subscriber any written or oral representations to the
     Subscriber: (i) that any person shall resell or repurchase the Common Shares, (ii) that any person shall refund the Subscription Amount, (iii) as to the future price or value of the Common Shares, or (iv) that the Common Shares shall be listed and posted for trading on a stock exchange or that application has been made to list and post the Common Shares for trading on a stock exchange.

(h) Absence of Advertising. The Subscriber is not acquiring the Common Shares as a result of, and to the best of the Subscriber's knowledge the offer and sale of the Common Shares is not being accompanied by, an advertisement in any medium, including, but not limited to, printed public media, radio, television or telecommunications, including electronic display and no selling or promotional expenses have been paid or incurred in connection with the offer and sale.

(i) Re-sale Restrictions. The Subscriber has been independently advised as to the restrictions on the Subscriber's ability to transfer or re-sell the Common Shares and, in particular, that the Common Shares are subject to a hold period in accordance with applicable securities laws and that the certificates representing the Common Shares shall bear legends denoting such re-sale restrictions. The Subscriber is familiar with Multilateral Instrument 45-102 of the Canadian Securities Administrators and, if the Subscriber is a U.S. person, Securities and Exchange Commission Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by applicable securities legislation and Exchange rules and policies.

(j) Tax Advice. The Subscriber has consulted the Subscriber's own independent advisors as to the income tax consequences and the suitability of purchasing the Common Shares and is not relying on any representations or warranties made by the Company or its advisors with respect to the income tax consequences and suitability of purchasing such Securities.

(k) Authorization. The Subscriber has the necessary capacity and authority to execute and deliver this offer for subscription of Common Shares of the Company and, upon acceptance by the Company, to observe and perform its covenants and obligations hereunder and has taken all necessary action, corporate or otherwise, in respect thereof.

(l) Authorization of Agent. If the Subscriber has subscribed for Common Shares as agent for a disclosed principal, the Subscriber is duly authorized to execute and deliver this offer for subscription of Common Shares of the Company and all other necessary documentation in connection with such subscription on behalf of such principal and this offer for subscription of Common Shares of the Company has been duly authorized, executed and delivered by or on behalf of, such principal and upon acceptance by the Company this offer for subscription of Common Shares of the Company constitutes a legal, valid and binding contract of the principal enforceable against such principal in accordance with its terms.

(m) Effectiveness. Upon acceptance by the Company this offer for subscription of Common Shares of the Company constitutes a legal, valid and binding contract of the Subscriber enforceable against the Subscriber in accordance with its terms.

(n) Time of Closing. The representations and warranties in this Section 2 are true, accurate and correct and shall remain so as of the Time of Closing as defined herein.

3. Acknowledgements and Covenants of the Subscriber. The Subscriber acknowledges to and agrees with the Company (which covenants shall survive the closing of the transactions contemplated by this Subscription Agreement and continue indefinitely) that:

(a) Canadian Exempt Distribution. As the sale of the Common Shares to the Subscriber is being completed pursuant to exemptions from the requirements to provide the Subscriber with a prospectus and to sell the securities subscribed for herein through a person registered to sell securities under applicable securities legislation:

     (i) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Subscriber and the Subscriber may not receive information that the Subscriber would be entitled to under applicable securities legislation if no prospectus exemption was available;

     (ii) the Company is relieved of certain obligations which would otherwise apply under applicable securities legislation;

     (iii) there are risks associated with the purchase of the securities,

     (iv) there are restrictions on the Subscriber's ability to resell the securities and it is the responsibility of the Subscriber's to find out what those restrictions are and to comply with them before selling the securities,

     (v)  various  filings  must  be  completed  and  disclosures  made  to  the
          securities   regulatory   authorities  having  jurisdiction  over  the
          securities of the Company and to the Exchange.

(b) No Regulatory Review. No securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares subscribed for herein.

(c) No Insurance. There is no government or other insurance covering the Common Shares subscribed for herein.

(d) Speculative Investment. The Common Shares subscribed for herein are speculative and represent a high degree of risk, accordingly the Subscriber or, where it is not purchasing as principal, each beneficial purchaser, has sufficient knowledge in financial and business affairs as to be capable of evaluating the merits and risks of the subscription herein; and the Subscriber, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment.

(e) Re-sale in Canada. The trade of the Common Shares is being completed pursuant to exemptions from the requirements to provide the Subscriber with a prospectus and to sell the securities subscribed for herein through a person registered to sell securities under applicable Canadian securities legislation, accordingly the Common Shares are characterized as "restricted securities" under the applicable Canadian provincial securities laws and under such laws such Securities may be resold without a person registered to sell securities or a prospectus only in certain limited circumstances. It is the responsibility of the Subscriber to find out what the restrictions on the re-sale are and to comply with them before selling any Common Shares and the Subscriber acknowledges that the certificates representing the Common Shares offered hereunder shall bear legends denoting such re-sale restrictions.

(f) Re-sale in the United States. The Common Shares have not been and shall not be registered under the United States Securities Act of 1933, as amended or under the state securities "blue sky" laws of any state in the United States, accordingly the Common Shares are characterized as "restricted securities" under the United States federal securities laws and under such laws and applicable regulations such Securities may be resold without registration under the United States Securities Act of 1933 only in certain limited circumstances. The Warrants may not exercised in the United States or by a U.S. person (as such term is defined in Regulation S under the United States Securities Act of 1933, as amended) unless the holder, at its expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of United States counsel satisfactory to the Company), that registration of the Warrants upon exercise is not required under the United States Securities Act of 1933, as amended or any applicable state securities laws. It is the responsibility of the Subscriber to find out what the restrictions on the re-sale are and to comply with them before selling any Common Shares and the Subscriber acknowledges that each certificate representing the Common Shares issued in the United States or to such a U.S. person (and each certificate issued in exchange for or in substitution of any such certificate) shall bear such legends as may be deemed necessary by the Company in order to comply with applicable securities laws of the United States.

(g) Reliance of Representations and Warranties. The representations and warranties in this Subscription Agreement of the Subscriber shall be relied upon by the Company in determining, among other things, whether this Subscription Agreement and the issuance of the Common Shares is in compliance with applicable securities laws.

(h) Ongoing Professional Advice. The Subscriber is responsible for obtaining his, her or its own legal, tax and accounting advice with respect to this Subscription Agreement and the transactions contemplated by it and, in particular, the Subscriber has been advised to consult his, her or its own legal advisers in connection with any applicable statutory hold periods or re-sale restrictions and the Subscriber (or such others on behalf of whom it is contracting hereunder) is solely responsible for compliance with applicable hold periods or re-sale restrictions.

(i) Documentation. The Subscriber shall complete, sign and deliver all documentation required by applicable securities laws in connection with this Subscription Agreement, executed as and when required. The Subscriber is aware that the Company is required by law to disclose to certain securities regulatory authorities the identity of each beneficial purchaser of the Common Shares and notwithstanding that the Subscriber may be purchasing the Common Shares as agent for an undisclosed principal, it shall provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Company (in order to comply with the foregoing).

(j) Exchange Acceptance. The subscription by the Subscriber is subject to the acceptance of the Exchange and the Subscriber agrees to provide the Company with such documents and information as may be required by Exchange policy or reasonably requested by the Exchange and agrees that the failure to do so, whether such failure results in delays or in the refusal of the Exchange to accept this subscription, shall not constitute a default of the Company under this Subscription Agreement.

(k) Obligations of the Company. The subscription by the Subscriber is subject to the acceptance of the Company and is effective only upon such acceptance, such subscription of the Subscriber hereunder is part of a larger offering of Common Shares by the Company and the Subscription Amount shall be added to the Company's working capital and used in the discretion of the Company for the purposes of its business.

4. Representations and Warranties of the Company. The Company, upon acceptance of this offer for subscription of Common Shares, represents and warrants to the Subscriber (which representations and warranties shall survive the closing of the transactions contemplated by this Subscription Agreement and continue indefinitely) as follows:

(a) Organization, Good Standing and Capacity. The Company is duly incorporated and validly existing under the laws of British Columbia and has all necessary corporate power and authority to own or lease its assets and carry on its business as presently carried on and is duly licensed and qualified to carry on its business in each jurisdiction in which the location of its assets requires such license or qualification.

(b) Due Authorization, etc. The Company has all necessary corporate power, authority and capacity to enter into this Subscription Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Subscription Agreement. The Company has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement and to observe and perform the provisions of each in accordance with their terms.

(c) Listing. The Common shares of the Company are listed for trading only on the Exchange, the Company meets or exceeds the listing maintenance requirements set forth in the policies of the Exchange, or order or declaration has been made or requested by the Exchange or the Company that the trading in the Common shares of the Company be declared inactive and no process or order ceasing the trading of the Common shares of the Company has been commenced or issued by the Exchange.

(d) Reporting Issuer Status. The Company is a reporting issuer, as such term is defined in the applicable securities legislation, only in Provinces of British Columbia, Alberta and Ontario and is not in default of filing financial statements required by such applicable securities legislation or paying prescribed fees and charges related thereto.

(e) Cease Trade Orders. No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to the Company or its directors, officers or promoters or to any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened.

(f) Valid Allotment and Issue. Upon receipt of the Subscription Amount by the Company from the Subscriber at the Closing (as defined herein), the Common Shares shall be duly and validly created, authorized, and issued and upon receipt of payment therefor shall be issued as fully paid and non-assessable shares, in compliance with all securities laws; the Subscriber shall be the legal and beneficial owner thereof, free and clear of all pre-emptive rights, mortgages, liens, charges, security interests, adverse claims, pledges and demands whatsoever arising by reason of the acts or omissions of the Company.

(g) Time of Closing. The representations and warranties in this Section 4 are true, accurate and correct and shall remain so as of the Time of Closing as defined herein.

5. Acknowledgements and Covenants of the Company. The Company acknowledges to and agrees with the Subscriber that on or before the Closing, the Company shall file all documents and take all proceedings required to be taken by it to permit the Common Shares to be distributed to the Subscriber in compliance with all applicable securities and corporate laws.

6. Indemnity of Company. The Subscriber shall defend, indemnify and hold the Company harmless from and against all claims, actions, damages, fines and expenses arising out of or resulting in any way from any material misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Subscriber contained in this Subscription Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

7. Notice. Unless otherwise provided herein, any notice or other communication to a party under this Subscription Agreement may be made, given or served by registered mail, postage pre-paid, by facsimile or by delivery to the parties at the addresses as set out on the first page of this Subscription Agreement. Any notice or other communication:

(a) mail communication shall be deemed to have been received on the fifth business day following its mailing;

(b) facsimile communication shall be deemed to have been received on the business day following the date of transmission; and

(c) personal delivery communication shall be deemed to have been received on the date of delivery.

In the event of a postal strike or delay affecting mail delivery, the date of receipt of any notice by mail is deemed to be extended by the length of such strike or delay. Each party may change its address for service at any time by providing notice in writing of such change to the other party.

8.       General.

8.1.     In this Subscription Agreement:

     (i) the division into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement; the terms "this Subscription Agreement", "hereof", "hereunder" and similar expressions refer to this Subscription Agreement and not to any particular section, paragraph or other portion hereof and include any agreement supplemental hereto; and unless something in the subject matter or context is inconsistent therewith, references herein to sections and paragraphs are to sections and paragraphs of this Subscription Agreement;

     (ii) words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations;

     (iii)reference  is made to a  calculation  to be  made in  accordance  with generally accepted accounting principles (referred to herein as "GAAP"), such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with GAAP; and

     (iv) unless otherwise indicated, all references to currency herein are to lawful money of Canada.

8.2. The Subscriber covenants and agrees to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the Company to give effect to this Subscription Agreement and, without limiting the generality of the foregoing, to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information, pooling agreements and investment letters as may be required from time to time by any stock exchange or securities commission having jurisdiction over the securities of the Company.

8.3. This Subscription Agreement is deemed to have been made in Denver, Colorado and shall be governed by the laws of the State of Colorado, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Colorado.

8.4. The rights which accrue to the Company under this Subscription Agreement shall pass to its successors or assigns. The rights of the Subscriber under this Subscription Agreement are not assignable or transferable in any manner. This Subscription Agreement shall be binding upon the heirs, executors, administrators and legal personal representatives of the Subscriber and, when accepted by the Company, the successors and permitted assigns of the Company respectively.

8.5.     Time is of the essence of this Subscription Agreement.

8.6. This Subscription Agreement supersedes all prior negotiations between the parties with respect to the matters herein referred to and contains the entire agreement between the parties hereto and may be modified only by an instrument in writing signed by the party against whom modification is asserted. There have not been any inducements, representations or warranties made by the Company or by any of its directors, officers, employees or agents upon which the Subscriber has relied on in entering into this Subscription Agreement.

                                  Schedule "A"

                Subsection 1.1 of Multilateral Instrument 45-103
                ------------------------------------------------

1.1      In this instrument

"accredited investor" means:

(a)  a Canadian financial  institution,  or an authorized foreign bank listed in
     Schedule III of the Bank Act (Canada),

(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c) an association under the Cooperative Credit Associations Act (Canada) located in Canada,

(d) a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(e) a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario),

(f) an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph
     (e),

(g) the government of Canada or a province, or any crown corporation or agency of the government of Canada or a province,

(h)  a municipality, public board or commission in Canada,

(i)  any  national,   federal,  state,  provincial,   territorial  or  municipal
     government of or in any foreign jurisdiction, or any agency of that government,

(j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority,

(k)  a registered charity under the Income Tax Act (Canada),

(l) an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

(m) an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

(n) a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

(o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

(p) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt,

(q) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

(r) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors;

                                  Schedule "B"

                                     FORM 4C
                                     -------

                       CORPORATE PLACEE REGISTRATION FORM
                       ----------------------------------

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.


1.       Placee Information:

(a)      Name:
                ----------------------------------------------------------------

(b)      Complete Address:
                            ----------------------------------------------------


(c)      Jurisdiction of Incorporation or Creation:
                                                    ----------------------------

2.   (a) Is the Placee purchasing securities as a portfolio manager (Yes/No)?

     (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? __________

3.       If the answer to 2(b) above was "Yes", the undersigned certifies that:

     (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

     (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

     (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

     (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

     (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:


     ---------------------------------- -------------------------- -------------------------- -----------------------
     Name                               City                       Province or State          Country
     ---------------------------------- -------------------------- -------------------------- -----------------------

     ---------------------------------- -------------------------- -------------------------- -----------------------

     ---------------------------------- -------------------------- -------------------------- -----------------------

     ---------------------------------- -------------------------- -------------------------- -----------------------

     ---------------------------------- -------------------------- -------------------------- -----------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).


Dated at                                              on
         --------------------------------------------    -----------------------


                                             _________________________________
                                            (Name of Purchaser - please print)



                                             _________________________________
                                            (Authorized Signature)



                                             _________________________________
                                            (Official Capacity - please print)



                                             _________________________________
                                            (please print name of individual
                                            whose signature appears above)

                          THIS IS NOT A PUBLIC DOCUMENT

                                  SCHEDULE "C"

                       INVESTOR SUITABILITY QUESTIONNAIRE
                       ----------------------------------

Archangel Diamond Corporation, a Yukon corporation, (the "Company"), will use the responses to this questionnaire to qualify prospective investors for purposes of applicable securities laws. If the answer to any question below is "none" or "not applicable", please so indicate.

Your answers will be kept confidential at all times. However, by signing this Questionnaire, you agree that the Company may present this Questionnaire to such parties as it deems appropriate to establish the availability of exemptions from registration under applicable security laws.

I.     GENERAL INFORMATION (to be completed by all proposed investors)
                                               ---

1.       Name to appear on stock certificate:
                                               -----------------------------------------------------------



         Name of beneficial owner (if different from above):



     If the beneficial owner differs from the registered holder, describe the relationship.





2.       Dollar amount of your proposed investment in this financing:
                                                                       -----------------------------------

II.    INDIVIDUAL INVESTORS (investors other than individuals should turn to Part III)

1.       PERSONAL

         Residence Address
                            ------------------------------------------------------------------------------

         Telephone Number
                           -------------------------------------------------------------------------------

         Social Security Number
                                 -------------------------------------------------------------------------

         Date of Birth
                        ----------------------------------------------------------------------------------

2.       BUSINESS

         Occupation
                     -------------------------------------------------------------------------------------

         Number of Years
                          --------------------------------------------------------------------------------

         Present Employer
                           -------------------------------------------------------------------------------

         Position/Title
                         ---------------------------------------------------------------------------------

         Business Address
                           -------------------------------------------------------------------------------

3.       INCOME

          (a)  Your annual gross income for 2002 is expected to be in excess of:


                  [ ]  $ 50,000.00 U.S.                 [ ]   $200,000.00 U.S.
                  [ ]  $100,000.00 U.S.                 [ ]   $250,000.00 U.S.

          (b) Your annual gross income for each of 2000 and 2001 was not less than:

                  [ ]   $ 50,000.00 U.S.                [ ]   $200,000.00 U.S.
                  [ ]   $100,000.00 U.S.                [ ]   $250,000.00 U.S.

4.       NET WORTH

          (a) Your net worth as of December 31, 2001, together with the net worth of your spouse, was in excess of:

                   [ ]  $100,000.00 U.S.                 [ ]   $750,000.00 U.S.
                   [ ]   $250,000.00 U.S.
                   [ ]  $500,000.00 U.S.                 [ ]  $1,000,000 U.S.




          (b) In the event you may propose to purchase $150,000 or more of securities of the Company, does your total purchase price exceed
               10% of your net worth, or joint net worth with your spouse, at the time of purchase?

                  Not applicable   [ ]    Yes   [ ]               No   [ ]

               If "yes", what percent of net worth does the total purchase price represent?


               ________________________________________________________________
               ("Net   worth"   may   include   principal   residence,   net  of
               encumbrances,  at either cost or appraised value, and furnishings and automobiles.)

5.       EDUCATION

          Please describe your educational background and degrees obtained, if any.

6.       INVESTMENT EXPERIENCE

         (a) Please describe briefly principal jobs held during the last five years. Specific employers need not be identified. What is sought is a sufficient description to permit a determination concerning the extent of your experience in financial and business matters.


               ________________________________________________________________

               ________________________________________________________________

               ________________________________________________________________





         (b)      Please indicate the frequency of your investment in marketable securities:

                  Often  [ ]          Occasionally   [ ]          Seldom   [ ]             Never   [ ]   .

         (c)      Please indicate the frequency of your investment in securities in which no market is made:

                  Five or more   [ ]            1 or more but fewer than five   [ ]           None   [ ]   .

7.       FINANCIAL ADVISORS

          In evaluating this investment, will you use the services of an advisor
          (if so, please identify):

         Name
               -------------------------------------------------------------------------------------------

         Address
                  ----------------------------------------------------------------------------------------

         City                                           State
               --------------------------------------          -------------------------------------------

         Zip Code                                    Telephone
                   ----------------------------------           ------------------------------------------


                         PLEASE TURN TO THE LAST PAGE AND SIGN AND DATE THIS QUESTIONNAIRE


III. NON-INDIVIDUAL INVESTORS (Please answer Part III only if the purchase is proposed to be undertaken by a corporation, partnership or other entity.)


      IF INVESTMENT WILL BE MADE BY MORE THAN ONE AFFILIATED ENTITY, PLEASE
             COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.


1.       IDENTIFICATION

         Name of Entity
                         ---------------------------------------------------------------------------------

         Type of Entity (corporation partner-ship, trust, etc.)

         Jurisdiction of Formation or Incorporation
                                                     -----------------------------------------------------



         Date of Formation
                            ------------------------------------------------------------------------------

         Federal Tax I.D. Number
                                  ------------------------------------------------------------------------

         Was entity formed for the purpose of this investment?

                           Yes   [ ]                  No   [ ]

         If the answer is yes, all shareholders, partners or other equity owners must answer Parts I and II of this Questionnaire. If the above answer is no, please continue completing this form.

         If the undersigned is a partnership, has such partnership previously carried out other business?

                           Yes  [ ]                  No   [ ]

2. Name of Officer/Partner/Trustee making investment decision on behalf of the Entity:

         _______________________________________________________________________


3.       (a)      The Officer/Partner/Trustee making the investment decision has the degree of knowledge and experience in financial and
                  business matters to enable him to properly evaluate the merits and risks of this investment.

                           Yes   [ ]                  No   [ ]

         (b) The Officer/Partner/Trustee making the investment decision understands the full nature and risk of this investment and believes that the Entity can afford the complete loss of the investment.

                           Yes   [ ]                  No   [ ]

         (c) The Officer/Partner/Trustee making the investment decision believes that the Entity can afford to hold the securities of the company for an indefinite time.

                           Yes   [ ]                 No   [ ]

4. Describe the prior investment experience of the Entity or the Officer/Partner/Trustee making the investment decision in investing in companies such as the Company:


         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________





5.       The current net worth of the Entity is $_______________________________


6. The Entity will have another person review or otherwise assist or advise it in evaluating this investment.

                           Yes  [ ]               No  [ ]

         If "Yes," provide the following information:

         Name
               -------------------------------------------------------------------------------------------

         Address
                  ----------------------------------------------------------------------------------------

         City                                           State
               --------------------------------------          -------------------------------------------

         Zip Code                                    Telephone
                   ----------------------------------           ------------------------------------------

         Such person will act as its Representative:

                           Yes  [ ]              No  [ ]

7.       BUSINESS

          Please briefly describe the nature of the business conducted by the investing entity:


         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

III.   SIGNATURE

The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information and the representations and warranties of the undersigned in the Subscription Agreement in relying on an exemption from the registration requirements of the Securities Act and the Securities Act (1933) (as defined in the Subscription Agreement), and in determining applicable state securities laws and relying on exemptions contained therein. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at ____________________, on ___________________________ 2002.



                                                    ____________________________
                                                           (Signature)


                                                    ____________________________
                                                     (Title if for Entity)